Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Stockholders

Park Pharmacy Corporation

Dallas, Texas

We have audited the accompanying consolidated balance sheets of Park Pharmacy Corporation (the “Company”) as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the three years in the period ended June 30, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Park Pharmacy Corporation as of June 30, 2003 and 2002, and the results of its operations and cash flows for each of the three years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, on December 2, 2002, Park Pharmacy Corporation filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. The Company continued to operate as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. As further discussed in Note 14 to the consolidated financial statements, on March 4, 2004 the Bankruptcy Court confirmed the Company’s First Amended Joint Plan of Reorganization and the sale of substantially all the Company’s assets to Ascendant Solutions, Inc. Subsequent to the sale of its assets, Park Pharmacy Corporation had no remaining assets or liabilities. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

As discussed in Note 2(l) to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of July 1, 2002 and changed the manner in which it accounts for goodwill and other intangible assets.

HEIN & ASSOCIATES LLP

Dallas, Texas

May 28, 2004

PARK PHARMACY CORPORATION

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2003	JUNE 30,
		2003	2002
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$647,602	$1,045,691	$454,485
Trade accounts receivable, net of allowance for doubtful accounts of $2,564,000, $2,622,000 and $3,075,000, respectively	5,325,544	5,098,838	6,389,805
Refundable income taxes	—	—	296,547
Inventories	2,252,430	2,119,342	2,572,214
Prepaid expenses and other	221,557	409,035	378,748

Total current assets	8,447,133	8,672,906	10,091,799
PROPERTY AND EQUIPMENT, net	950,529	1,031,210	1,495,628
GOODWILL, net of accumulated amortization of $237,000 at June 30, 2002	—	—	2,035,784
OTHER ASSETS	153,171	153,171	36,787

Total assets	$9,550,833	$9,857,287	$13,659,998

LIABILITIES AND STOCKHOLDERS’ DEFICIT
LIABILITIES NOT SUBJECT TO COMPROMISE:
Current liabilities:
Accounts payable	$4,355,039	$4,671,795	$7,658,706
Accrued liabilities	724,606	934,006	1,753,454
Income taxes payable	—	16,239	98,800
Capital lease obligation	—	—	269,707
Current portion of long-term obligations	29,830	14,042	20,345
Revolving line of credit and note payable	—	—	5,500,702

Total current liabilities	5,109,475	5,636,082	15,301,714
LIABILITIES SUBJECT TO COMPROMISE	7,247,745	7,602,647	—
LONG-TERM OBLIGATIONS, net of current portion	—	26,507	38,406

Total liabilities	12,357,220	13,265,236	15,340,120

COMMITMENTS AND CONTINGENCIES (Notes 3, 9 and 12)
STOCKHOLDERS’ DEFICIT:
Preferred stock; $.001 par value; 250,000,000 shares authorized; 2,613,498 shares issued and outstanding (liquidation preference of $10 per share, aggregating to $26,134,980)	2,614	2,614	2,614
Common stock; $.0001 par value; 750,000,000 shares authorized; 10,105,381 shares issued and outstanding	1,011	1,011	1,011
Additional paid-in capital	7,889,126	7,889,126	7,889,126
Accumulated deficit	(10,688,557)	(11,288,003)	(9,555,945)
Deferred compensation	(10,581)	(12,697)	(16,928)

Total stockholders’ deficit	(2,806,387)	(3,407,949)	(1,680,122)

Total liabilities and stockholders’ deficit	$9,550,833	$9,857,287	$13,659,998

See accompanying notes to these consolidated financial statements.

PARK PHARMACY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	SIX MONTHS ENDED DECEMBER 31,		YEARS ENDED JUNE 30,
	2003	2002	2003	2002	2001
	(Unaudited)	(Unaudited)
REVENUES -
Product sales and other, net	$20,511,790	$19,469,175	$39,368,169	$43,786,161	$30,006,032
OPERATING EXPENSES:
Cost of goods sold	13,211,954	12,538,288	25,363,480	28,462,781	17,588,103
Salaries, wages and related taxes	3,664,566	3,784,760	7,363,813	8,941,119	6,101,488
Selling, general and administrative expenses	2,625,978	2,633,035	5,719,993	8,886,174	5,153,709
Depreciation and amortization	95,347	97,894	195,036	237,891	178,336
Impairment of goodwill	—	1,031,994	1,031,994	124,415	—

Total operating expenses	19,597,845	20,085,971	39,674,316	46,652,380	29,021,636

Income (loss) from operations	913,945	(616,796)	(306,147)	(2,866,219)	984,396
OTHER INCOME (EXPENSE):
Gain on sale of business	—	—	—	—	210,348
Settlement proceeds	—	—	—	—	73,521
Other income, net	67,188	45,409	121,726	126,474	10,014
Interest expense, net	(265,363)	(541,643)	(708,733)	(426,354)	(492,206)
Financing expenses	—	(25,000)	(25,000)	(141,677)	(66,610)

Total other income (expense)	(198,175)	(521,234)	(612,007)	(441,557)	(264,933)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE REORGANIZATION ITEM AND INCOME TAXES	715,770	(1,138,030)	(918,154)	(3,307,776)	719,463
REORGANIZATION ITEM – PROFESSIONAL FEES	(116,324)	(28,000)	(49,000)	—	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	599,446	(1,166,030)	(967,154)	(3,307,776)	719,463
INCOME TAX BENEFIT (EXPENSE)	—	—	—	94,644	(178,623)

INCOME (LOSS) FROM CONTINUING OPERATIONS	599,446	(1,166,030)	(967,154)	(3,213,132)	540,840
DISCONTINUED OPERATIONS (NET OF TAXES):
Income (loss) from discontinued operations	—	(1,091,675)	(759,160)	(6,946,470)	(284,760)
Loss on disposals	—	(23,957)	(5,744)	214,574	—

Loss from discontinued operations, net	—	(1,115,632)	(764,904)	(6,731,896)	(284,760)

NET INCOME (LOSS)	$599,446	$(2,281,662)	$(1,732,058)	$(9,945,028)	$256,080

NET INCOME (LOSS) PER COMMON SHARE – basic and diluted:
Continuing operations	$0.02	$(0.03)	$(0.03)	$(0.09)	$0.01

Discontinued operations	$—	$(0.03)	$(0.02)	$(0.19)	$—

Net income (loss)	$0.02	$(0.06)	$(0.05)	$(0.28)	$0.01

See accompanying notes to these consolidated financial statements.

PARK PHARMACY CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2003, 2002 AND 2001 AND

THE SIX MONTHS ENDED DECEMBER 31, 2003 (UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Deferred Compensation	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
BALANCES, June 30, 2000	3,024,581	$3,025	4,508,551	$451	$6,063,792	$133,003	$(161,300)	$6,038,971
Issuance of common stock in connection with business acquired (net of 260,000 shares held back)	—	—	1,190,000	119	1,744,391	—	—	1,744,510
Deferred compensation in connection with restricted stock awards, net of forfeitures	—	—	21,000	2	7,871	—	(7,873)	—
Deferred compensation in connection with stock options	—	—	—	—	126,000	—	(126,000)	—
Amortization of deferred compensation	—	—	—	—	—	—	153,887	153,887
Net income	—	—	—	—	—	256,080	—	256,080

BALANCES, June 30, 2001	3,024,581	3,025	5,719,551	572	7,942,054	389,083	(141,286)	8,193,448
Conversions of preferred stock	(411,083)	(411)	4,110,830	411	—	—	—
Issuance of common stock in connection with business acquired	—	—	260,000	26	(26)	—	—	—
Deferred compensation in connection with restricted stock awards, net of forfeitures	—	—	15,000	2	7,198	—	(7,200)	—
Amortization of deferred compensation, net of forfeitures	—	—	—	—	(60,100)	—	131,558	71,458
Net loss	—	—	—	—	—	(9,945,028)	—	(9,945,028)

BALANCES, June 30, 2002	2,613,498	2,614	10,105,381	1,011	7,889,126	(9,555,945)	(16,928)	(1,680,122)

- Continued -

PARK PHARMACY CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT, continued

FOR THE YEARS ENDED JUNE 30, 2003, 2002 AND 2001 AND

THE SIX MONTHS ENDED DECEMBER 31, 2003 (UNAUDITED)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Deferred Compensation	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Amortization of deferred compensation, net of forfeitures	—	—	—	—	—	—	4,231	4,231
Net loss	—	—	—	—	—	(1,732,058)	—	(1,732,058)

BALANCES, June 30, 2003	2,613,498	2,614	10,105,381	1,011	7,889,126	(11,288,003)	(12,697)	(3,407,949)
Amortization of deferred compensation, net of forfeitures (Unaudited)	—	—	—	—	—	—	2,116	2,116
Net income (Unaudited)	—	—	—	—	—	599,446	—	599,446

BALANCES, December 31, 2003 (Unaudited)	2,613,498	$2,614	10,105,381	$1,011	$7,889,126	$(10,688,557)	$(10,581)	$(2,806,387)

See accompanying notes to these consolidated financial statements.

PARK PHARMACY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	SIX MONTHS ENDED DECEMBER 31,		YEARS ENDED JUNE 30,
	2003	2002	2003	2002	2001
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$599,446	$(2,281,662)	$(1,732,058)	$(9,945,028)	$256,080
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	95,347	113,815	216,222	473,555	401,265
Amortization and write off of debt issuance costs	—	—	—	141,677	66,620
Amortization of deferred compensation	2,116	2,116	4,231	71,458	153,887
Impairment of property and equipment	—	—	—	84,160	—
Write-down of capitalized software costs	—	—	—	2,595,740	—
Impairment and write-off of goodwill	—	2,035,784	2,035,784	2,600,488	—
Gain on sale of business	—	—	—	—	(210,348)
(Gain) loss on disposal of discontinued operations	—	49,510	5,744	(214,574)	—
Deferred income taxes	—	—	—	331,756	(327,046)
Other	—	1,046	4,473	—	—
Changes in operating assets and liabilities, net of effect of businesses acquired:
Trade accounts receivable	(226,706)	711,580	976,300	2,741,529	(4,975,241)
Refundable income taxes	—	296,547	296,547	(296,547)	—
Inventories	(133,088)	119,169	231,433	1,385,793	(652,750)
Prepaid expenses and other	187,478	122,933	(30,287)	(187,995)	(96,434)
Other assets	—	15,985	(116,384)	(10,874)	17,414
Trade accounts payable	(316,756)	(903,843)	(1,189,576)	1,699,230	3,177,093
Accrued liabilities	(246,937)	(264,732)	(486,178)	227,483	606,983
Income taxes payable	(16,239)	(94,561)	(98,800)	(400,408)	400,808

Net cash provided by (used in) operating activities	(55,339)	(76,313)	117,451	1,297,443	(1,181,669)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(14,666)	(34,978)	(58,883)	(324,635)	(302,491)
Proceeds from sale of property and equipment	—	210,000	210,000	—	—
Increase in software costs	—	—	—	(136,216)	(237,159)
Consideration paid for businesses acquired	—	—	—	—	(4,187,000)
Payments in connection with business acquisitions and disposition	—	—	—	—	(399,657)
Proceeds from sale of businesses	—	10,000	334,864	845,000	900,000
Cash in acquired businesses	—	—	—	—	283,292

Net cash provided by (used in) investing activities	(14,666)	185,022	485,981	384,149	(3,943,015)

- Continued -

PARK PHARMACY CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	SIX MONTHS ENDED DECEMBER 31,		YEARS ENDED JUNE 30,
	2003	2002	2003	2002	2001
	(Unaudited)	(Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable and long-term debt	—	1,637,131	1,637,131	19,039,874	9,508,677
Repayments of notes payable and long-term debt	(328,084)	(1,336,363)	(1,361,448)	(21,854,451)	(3,679,945)
Repayments of other long-term obligations	—	—	(18,202)	(24,453)	—
Repayment of capital lease obligation	—	(269,707)	(269,707)	—	—
Deferred financing costs	—	—	—	—	(28,071)

Net cash provided by (used in) financing activities	(328,084)	31,061	(12,226)	(2,839,030)	5,800,661

CHANGE IN CASH AND CASH EQUIVALENTS	(398,089)	139,770	591,206	(1,157,438)	675,977

CASH AND CASH EQUIVALENTS, beginning of period	1,045,691	454,485	454,485	1,611,923	935,946

CASH AND CASH EQUIVALENTS, end of period	$647,602	$594,255	$1,045,691	$454,485	$1,611,923

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid (received) for:
Interest	$291,506	$167,036	$409,626	$410,200	$433,100

Income taxes	$—	$—	$(296,547)	$289,200	$78,800

Reorganization item – professional fees	$21,000	$100,000	$110,500	$—	$—

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Business acquired through issuance of common stock	$—	$—	$—	$—	$1,744,510
Capital lease obligations incurred in connection with equipment purchases	$—	$—	$—	$330,868	$—
Long-term debt issued in connection with vehicle purchase	$—	$—	$—	$—	$35,357
Write-off of fully depreciated property and equipment	$—	$—	$—	$226,026	$—
Deferred compensation in connection with restricted stock awards	$—	$—	$—	$7,200	$7,873
Deferred compensation in connection with stock options	$—	$—	$—	$(60,100)	$126,000

See accompanying notes to these consolidated financial statements.

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

1.	NATURE OF OPERATIONS

Park Pharmacy Corporation (the “Company”), a Colorado corporation, is primarily engaged in the sale of prescription and over-the-counter medications, healthcare products and related services. The Company sells its products and services to a variety of customers including individuals, hospices, assisted-living facilities and other institutional healthcare providers. The Company was also involved in the wholesale distribution of pharmacy-related products and supplies, which were sold primarily to independent pharmacies and national retail chains.

On December 2, 2002, Park Pharmacy Corporation filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) (Case No. 02-80896-SAF-11). On March 3, 2003, the Company’s wholly owned subsidiaries MJN Enterprises, Inc. and Raven’s Pharmacy, Inc. also filed voluntary Chapter 11 petitions. The Company continued to operate as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) - Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Significant intercompany balances and transactions have been eliminated in consolidation.

Under the Bankruptcy Code, certain claims against the Company in existence prior to the filing of the Chapter 11 Petitions are stayed while the Company continues its business operations as a debtor-in-possession. The claims are reflected in the accompanying consolidated balance sheets as “Liabilities Subject to Compromise”.

As more fully described in Note 5, during the years ended June 30, 2003 and 2002, the Company sold its wholesale distribution subsidiary, closed some of its pharmacy operations and suspended the development of its Internet-based pharmaceutical care information system (the “Rx-Pro software”). The operating results related to these activities have been reported as discontinued operations in the accompanying consolidated financial statements.

(b) - Accounting for Reorganization

The accompanying consolidated financial statements of the Company have been prepared in accordance with the Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” and on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Condensed combined financial statements of the Company’s Debtors and Non-Debtors are set forth below. The Company’s Debtors include all entities that filed for protection under the Bankruptcy Code from creditors in fiscal 2003. Non-Debtors include the Company’s wholly owned subsidiaries Park Infusion Services LP, Park Medicine Man, LP and Dougherty’s Pharmacy, Inc. that were generally not affected by the bankruptcy filings.

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

These statements reflect the Company’s financial condition and results of operations on a combined basis, including certain amounts and transactions between the Company’s Debtors and Non-Debtors which are eliminated in the consolidated financial statements.

Condensed Combined Statements of Operations

Year-ended June 30, 2003

(in thousands)

	Debtors	Non-Debtors	Consolidation/ Elimination Entries	Consolidated
Operating revenues	$—	$39,368	$—	$39,368
Cost of goods sold	—	25,363	—	25,363
Operating expenses	1,552	12,759	—	14,311

Operating (loss) income	$(1,552)	$1,246	$—	$(306)

Other expense (income) net	(623)	11	—	(612)
Reorganization items, net	(49)	—	—	(49)
(Benefit) provision for income taxes	—	—	—	—

(Loss) income from continuing operations	(2,224)	1,257	—	(967)
Loss from discontinued operations, net of tax	(765)	—	—	(765)

Net (loss) income	$(2,989)	$1,257	$—	$(1,732)

Condensed Combined Balance Sheets

June 30, 2003

(in thousands)

	Debtors	Non-Debtors	Consolidation/ Elimination Entries	Consolidated
Current assets	$1,082	$7,591	$—	$8,673
Non-current assets	3,045	952	(2,813)	1,184

Total Assets	$4,127	$8,543	$(2,813)	$9,857

Current liabilities	$649	$4,987	$—	$5,636
Liabilities subject to compromise	7,602	—	—	7,602
Non-current liabilities	27	—	—	27

Total liabilities	$8,278	$4,987	$—	$13,265
Stockholders’ deficit	(4,151)	3,556	(2,813)	(3,408)

Total liabilities and stockholders’ deficit	$4,127	$8,543	$(2,813)	$9,857

(c) – Unaudited Interim Information

The accompanying financial information as of December 31, 2003 and for the six-month periods ended December 31, 2003 and 2002 has been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments,

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

consisting of normal recurring accruals which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.

(d) - Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates and those differences could be material. Significant estimates made by the Company include the net realizable value of third-party receivables, the carrying amounts and economic lives of goodwill and other intangible assets and software costs, and the amounts recorded to reflect the potential liabilities associated with certain contingencies.

(e) - Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these items. Prior to the Company filing for bankruptcy, management believed the carrying amounts of the Company’s bank borrowings approximated fair value because the interest rate changes with market interest rates and the borrowings were similar to other credit arrangements currently available to the Company.

(f) - Cash and Cash Equivalents

The Company considers short-term highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

(g) - Revenue Recognition

(i) Product sales and other revenue are reported at the estimated net realizable amounts expected to be received from third-party payers, institutional healthcare providers, individuals and others. The Company recognizes revenue from the sale of pharmaceutical products and retail merchandise as transactions occur and product is delivered to the customer. Revenue from healthcare services is recognized at the time services are provided. Revenue from wholesale product sales is recognized at the time of shipment.

(ii) Prior to September 2002, the Company had acted as an agent for the sale of certain pharmaceutical products. A member pharmacy, and not the Company, was responsible for the fulfillment of customer purchases, and the Company did not have risks and rewards as principal in these sales transactions. Revenue consisted primarily of processing fees representing the amount billed to a customer, less the amount paid to a supplier. The net revenue from these sales was recognized as transactions occurred. The Company, however, recorded the gross amounts of receivables and payables related to these transactions because the Company assumed credit risk for the amount billed to the customer and was responsible for paying the member pharmacy.

A portion of the Company’s revenue is derived from governmental assistance programs, such as Medicare and Medicaid. Governmental programs pay for healthcare costs based on fee schedules and rates that are determined by the related governmental agency. Medicare and Medicaid combined accounted for approximately 8%, 6%, 11%, 12% and 13% of consolidated revenue for the six months ended December 2003 and 2002 and for the years ended June 30, 2003, 2002 and 2001, respectively. No other single customer or third-party payer accounted for more than 10% of the Company’s consolidated revenue during the periods presented.

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

(h) - Accounts Receivable

Accounts receivable consists primarily of amounts receivable from third-party payers (insurance companies and governmental agencies) under various medical reimbursement programs, institutional healthcare providers, individuals and others. Certain receivables are recorded at estimated net realizable amounts. Amounts that may be received under medical reimbursement programs are affected by changes in payment criteria and are subject to legislative actions. The Company reduces its accounts receivable by an allowance for the amounts deemed to be uncollectible. In general, the Company provides an allowance for retail pharmacy accounts aged in excess of 60 days and infusion pharmacy accounts aged in excess of 180 days. The allowance for wholesale distribution receivables was an estimate based primarily on the length of time the accounts were past due, and included a general provision based on management’s assessment of historical collection experience and existing economic conditions. Accounts that management has ultimately determined to be uncollectible are written off against the allowance. The Company does not generally require collateral in connection with credit sales to its customers.

Accounts receivable from Medicare and Medicaid combined were approximately 15%, 13% and 12% of total accounts receivable at December 31, 2003 and June 30, 2003 and 2002, respectively. No other single customer or third-party payer accounted for more than 10% of the Company’s consolidated accounts receivable for the periods presented. Concentrations of credit risk associated with individual customer accounts receivable are considered minimal due to the Company’s diverse customer base.

(i) - Inventories

Inventories consists principally of finished goods held for resale, valued at the lower of cost, using the first-in, first-out method, or market.

(j) - Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives, generally five to seven years, of the underlying assets. Leasehold improvements are depreciated over the expected terms of the underlying leases. Depreciation expense for the six months ended December 31, 2003 and 2002 and for the years ended June 30, 2003, 2002 and 2001 was approximately $95,300, $113,800, $216,200, $241,000 and $150,200, respectively. The costs of repairs and maintenance are expensed as incurred.

The Company periodically reviews the carrying amount of property and equipment for impairment. During fiscal year 2002, the Company determined that expected future cash flows of certain pharmacy equipment did not exceed its carrying amount and recorded a loss of approximately $84,200, which is included in other income, net.

(k) - Software Costs

The Company accounts for costs incurred in connection with internally developed software or software purchased for internal use in accordance with the provisions of Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. The Company capitalized eligible costs, primarily the direct cost of obtaining software and payroll-related costs, incurred in connection with its development of an Internet-based pharmaceutical care information system (the “Rx-Pro software”).

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

In December 2001, the Company determined that a significant market for Internet-based healthcare systems may not emerge and it was necessary to suspend the development of the Rx-Pro software. At that time, management committed to a plan for sale of the RX-Pro software and the Company wrote down the software to its estimated fair value of $100,000 (based primarily on discussions with potential buyers). As a result, the Company recorded a loss of $2,495,740, which is included in discontinued operations. Based on the subsequent inability to complete a sale, management determined it was necessary to revise its estimate of fair value. Accordingly, the Company wrote down the carrying amount of this asset to an estimated fair value of $0 as of June 30, 2002 and recorded an additional loss of $100,000, which is included in discontinued operations.

(l) - Goodwill

Goodwill is the excess of cost over the fair value of net assets acquired in business combinations accounted for under the purchase method. Through June 30, 2002, goodwill was stated at historical cost and amortized on a straight-line basis over estimated lives of five to 20 years. Prior to July 1, 2002, the Company reviewed its goodwill for impairment whenever events and changes in circumstances indicated that the carrying amount of goodwill may not be recoverable based on an evaluation of undiscounted expected future cash flows of the acquired business. If total future cash flows were less than the carrying amount, goodwill was reduced to its estimated fair value and an impairment loss was recorded. During the year ended June 30, 2002, the Company wrote down the carrying amount of goodwill and recorded a loss of approximately $2,600,500, which is included in discontinued operations.

Effective July 1, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. In accordance with SFAS No. 142, goodwill is no longer amortized, but is instead tested for impairment at least annually or whenever events and changes in circumstances indicate that the value of goodwill may be impaired. SFAS No. 142 prescribes a two-step fair value based approach for testing impairment which differs from the Company’s prior policy, which was permitted under earlier accounting standards, of using future cash flows to determine if goodwill is recoverable.

Upon the Company’s filing for bankruptcy in December 2002, management determined that the Company may not be able to generate sufficient cash flow to operate and expand the businesses to which goodwill had been assigned and that these businesses may have to be sold in the future. Furthermore, management estimated that if the underlying businesses were sold, goodwill carrying amounts may not be recoverable. As a result, management determined that goodwill was impaired and the Company recorded a loss of approximately $2,035,800 ($1,003,800 of which is included in discontinued operations) in the period ended December 31, 2002.

The following table summarizes changes in the Company’s goodwill during the year ended June 30, 2003:

	Infusion	Non-Drug	Total
Balances as of July 1, 2002	$1,031,993	$1,003,791	$2,035,784
Impairment	(1,031,993)	(1,003,791)	(2,035,784)

Balances as of June 30, 2003	$—	$—	$—

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

The following table adjusts net income (loss) and earnings per share as if SFAS No. 142 had been adopted for all periods presented.

	SIX MONTHS ENDED DECEMBER 31,		YEARS ENDED JUNE 30,
	(2003)	(2002)	2003	2002	2001
	(Unaudited)	(Unaudited)
Net income (loss):
As reported – net income (loss)	$599,446	$(2,281,662)	$(1,732,058)	$(9,945,028)	$256,080
Add back: Goodwill amortization	—	—	—	232,560	251,057

As adjusted – net income (loss)	$599,446	(2,281,662)	(1,732,058)	(9,712,468)	507,137

Earnings per share:
As reported – basic and diluted	$0.02	$(0.06)	$(0.05)	$(0.28)	$0.01
Add back: Goodwill amortization	—	—	—	0.01	—

As adjusted – basic and diluted	$0.02	$(0.06)	$(0.05)	$(0.27)	$0.01

(m) - Advertising Costs

Advertising costs are expensed as incurred. Total advertising expenses were approximately $6,900, $18,900, $27,300, $190,200 and $156,700 for the six months ended December 31, 2003 and 2002 and for the fiscal years ended June 30, 2003, 2002 and 2001, respectively.

(n) - Income Taxes

The Company accounts for income taxes using the liability method whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates and laws which will be in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to amounts expected to be realized.

(o) - Per Share Data

Basic earnings per common share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per common share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive.

(p) - Stock-Based Compensation

The Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which establishes financial accounting and reporting standards for stock-based employee compensation plans. The provisions of SFAS 123 allow companies to continue to follow the intrinsic-value method prescribed by APB No. 25, Accounting for Stock Issued to Employees, and requires disclosure of the pro forma effects on net income and earnings per share had the fair value of the employee stock options granted been expensed as prescribed by SFAS 123. The Company has elected to continue to use APB 25 and related interpretations in accounting for its employee stock options. For awards that generate compensation expense as defined under APB 25, the Company recognizes the expense over the vesting period of the award (see Note 10).

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

3.	LIQUIDITY

In February 2002, the Company’s principal supplier suspended its extension of credit and required that it pay for all inventory purchases on a cash-on-delivery basis. Also, on August 31, 2002, the Company failed to make a scheduled payment under its bank credit facility and was placed in default under its loan agreement. In response to these adverse circumstances, the Company filed a voluntary petition for protection in bankruptcy on December 2, 2002. At that time, the Company’s liabilities included approximately $5,500,000 related to the bank credit facility and approximately $6,000,000 in past due trade payables to the supplier. Recent operating results and the Company’s status in bankruptcy give rise to concerns about the Company’s ability to generate sufficient cash flow to sustain its current operations and pay obligations as they come due. During the year ended June 30, 2003, the Company divested certain of its subsidiaries and implemented cost control measures. As more fully discussed in Note 14, on March 4, 2004, the Bankruptcy Court confirmed the Company’s reorganization plan. Subsequently, on March 24, 2004 concurrent with an Asset Purchase Agreement, whereby substantially all the Company’s assets were acquired and its liabilities were assumed by Ascendant Solutions, Inc., the Company settled its obligation to the supplier for approximately $1,850,000 and refinanced its bank credit facility through March 2007. The Company may continue to implement a variety of measures in order to improve its overall profitability and enhance its liquidity position.

The Company’s (or its successor’s) need to raise additional financing and the Company’s ability to generate cash flow from operations sufficient to make scheduled payments on its debts as they become due will depend on its future performance and the Company’s ability to successfully implement business and growth strategies. The Company’s performance will also be affected by prevailing economic conditions. Many of these factors are beyond the Company’s control. If future cash flows and capital resources are insufficient to meet the Company’s debt obligations and commitments, the Company may be forced to reduce or delay activities and capital expenditures, obtain additional equity capital or restructure or refinance its debt. In the event that the Company is unable to do so, the Company may be left without sufficient liquidity and it may not be able to meet its debt service requirements. Please see Note 14 with respect to the Company’s emergence from bankruptcy proceedings and its concurrent recapitalization in March 2004.

4.	BUSINESS COMBINATIONS

Business combinations have been accounted for using the purchase method of accounting. The results of operations of the acquired businesses have been included in the consolidated financial statements from their respective dates of acquisition. Net assets of the businesses acquired are recorded at their estimated fair value at the date of acquisition. The excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired is included in goodwill in the accompanying consolidated balance sheets. As discussed in Note 2 (l), these goodwill amounts were subsequently written off.

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

Year Ended June 30, 2001

Park Infusion Services, L.P.

Effective August 1, 2000, the Company acquired the ongoing operations of three infusion therapy pharmacies (“Park Infusion”) from subsidiaries of Amedisys, Inc. In the transaction, the Company acquired all tangible and intangible assets, except for cash and accounts receivable, for cash consideration of $1,750,000. The Company also incurred approximately $163,000 in related acquisition costs. The Company initially recognized goodwill of approximately $1,593,300, which was being amortized over a twenty-year period. Park Infusion operates alternate-site treatment locations in Dallas and San Antonio, Texas, and until April 1, 2001, St. Petersburg, Florida (see Note 5).

MJN Enterprises, Inc.

Effective November 11, 2000, the Company acquired all the outstanding common stock of MJN Enterprises, Inc., d/b/a Total Health Care (“Total Health Care”). In connection with this acquisition, the Company paid cash consideration of $1,150,000 and agreed to issue 1,450,000 shares of the Company’s common stock with an estimated fair value, based on the quoted market price of the stock, of approximately $1,744,500. The shares were subject to a hold-back of 260,000 shares for satisfaction of potential indemnification claims against the former owner of Total Health Care. The Company also incurred related acquisition costs of approximately $44,500. The Company initially recognized goodwill of approximately $2,529,600, which was being amortized over a twenty-year period.

Compass Healthcare

Effective March 1, 2001, the Company acquired the Dallas office operations and assets, primarily inventory, of Compass Healthcare (“Compass”) for cash consideration of approximately $158,000. The Company initially recognized goodwill of approximately $128,000, which was being amortized over a twenty-year period. Compass was a retail pharmacy operation located at Medical City Hospital of Dallas and dealt exclusively in the sale of therapeutic compression garments and supplies. In July 2001, Compass was unable to renew its lease and its assets were relocated to the Dougherty’s Pharmacy location (see Note 5).

Park - Medicine Man, L.P.

Effective June 1, 2001, the Company acquired the operations of Medicine Man, Inc. (“Medicine Man”), a debtor in possession in Case No. 00-80112-G3-11 filed in the United States Bankruptcy Court for the Southern District of Texas, Galveston Division, for cash consideration of approximately $1,129,000 and incurred approximately $89,800 in related acquisition costs. Upon acquiring Medicine Man, the Company had recognized fair value of net assets acquired in excess of cost (“negative goodwill”) of $399,700. The Company completed its allocation of the purchase price to the fair value of the net assets acquired during fiscal year 2002 and there was no remaining amount assigned to negative goodwill as of June 30, 2002. The acquired business operations of Medicine Man consist of four retail pharmacies located near Houston, Texas. One of the pharmacies was sold in fiscal year 2002 (see Note 5).

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

The following unaudited pro forma summary presents consolidated results of operations for the Company as if these acquisitions had occurred at the beginning of the fiscal year ended June 30, 2001. The pro forma information does not include the operating results of Compass because the effect of this acquisition was not significant to the Company’s consolidated financial statements.

YEAR ENDED JUNE 30,
2001
Revenues, net	$52,904,000

Income from continuing operations	$463,000

Income from continuing operations per common share—basic and diluted	$0.01

The pro forma results include adjustments for the amortization of goodwill and acquired intangible assets, financing expenses, and related tax effects. The unaudited pro forma results are not necessarily indicative of the actual results that would have been attained had the acquisitions occurred on the indicated date, nor are they necessarily indicative of future consolidated results of the Company.

5.	DISPOSITIONS AND DISCONTINUED OPERATIONS

Year Ended June 30, 2001

Park Infusion – St. Petersburg

Effective April 1, 2001, the Company sold the operations and certain assets of Park Infusion’s St. Petersburg, Florida location to Option Care Enterprises, Inc. (“Option Care”) for initial cash consideration of $900,000 and additional consideration, which was subsequently received from Option Care, of $380,000. In the year ended June 30, 2001, the Company recognized a gain of $210,348 from the sale of this business.

Year Ended June 30, 2002

Compass

In July 2001, the Company closed the Compass pharmacy and its assets were relocated to the Dougherty’s pharmacy (see Note 4). Accordingly, the Company recorded a loss of approximately $124,400 in connection with the write-off of unamortized goodwill, which is included in impairment of goodwill in the accompanying consolidated statements of operations.

Pharmacy Components

In December 2001, the Company closed its Raven’s and Medicine Man – Dickinson pharmacy locations. In connection with these closures, the Company recorded a gain on disposal of approximately $214,600, representing proceeds of $465,000 received from the sale of customer prescription lists reduced by the carrying amount of the net assets disposed and closure costs incurred of approximately $250,400. The gain on disposal of Raven’s and Medicine Man – Dickinson and results of operations of these locations are included in discontinued operations in the accompanying consolidated statements of operations.

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

Rx-Pro Software

In December 2001, the Company suspended the development and held for sale an Internet-based pharmaceutical care information system. The Company wrote down capitalized software costs to their estimated fair value and recorded a loss of approximately $2,595,700 (see Note 2(k)). The Company also recorded a loss of approximately $134,600 in connection with the write-off of unamortized goodwill. These losses and the results of operations of the Rx-Pro software are included in discontinued operations in the accompanying consolidated statements of operations.

Year Ended June 30, 2003

Rx-Pro Prescription Management

In September 2002, the Company sold the prescription management services and certain assets of Rx-Pro for cash consideration of $10,000. In connection with this sale, the Company recorded a loss on disposal of approximately $24,000. The loss on disposal of Rx-Pro and the results of its operations are included in discontinued operations in the accompanying consolidated statement of operations.

The software development operations of Rx-Pro were previously reported as a discontinued operation during fiscal year end June 30, 2002.

MJN Enterprises, Inc.

In November 2002, the Company closed Total Health Care and its assets were relocated to Dougherty’s Pharmacy. Accordingly, the Company recorded a loss of approximately $26,000 in connection with the disposal of assets, which is included in loss on discontinued operations in the accompanying consolidated statements of operations.

Total Pharmacy Supply, Inc.

In April 2003, the Company sold the stock, assets and liabilities of Total Pharmacy Supply for cash consideration of approximately $325,000. In connection with this sale, the Company recorded a gain on disposal of approximately $44,000. The gain on disposal and results of its operations are included in discontinued operations in the accompanying consolidated statements of operations.

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

Summarized information of discontinued operations was as follows:

	SIX MONTHS ENDED DECEMBER 31,		YEARS ENDED JUNE 30,
	2003	2002	2003	2002	2001
	(Unaudited)	(Unaudited)
Revenues:
Pharmacy components	$—	$—	$—	$3,346,003	$5,174,828
Rx-Pro	—	102,528	102,528	122,789	173,841
Total Health Care	—	1,254,104	1,402,259	6,678,938	4,128,087
Total Pharmacy Supply	—	1,482,478	2,613,788	3,235,221	3,635,189

Total revenues	$—	$2,839,110	$4,118,575	$13,382,951	$13,111,945

Income (loss) from discontinued operations:
Pharmacy components, net of income tax expense of $26,000 in 2002 and benefit of $26,000 in 2001	$—	$—	$—	$(614,068)	$(40,669)
Rx-Pro, no tax effect	—	93,182	185,718	(3,158,511)	(253,637)
Total Health Care, no tax effect	—	(186,400)	(32,244)	(3,030,245)	(24,336)
Total Pharmacy Supply, no tax effect	—	(998,458)	(912,634)	(143,646)	33,882

	—	(1,091,675)	(759,160)	(6,946,470)	(284,760)

Gain (loss) on disposals:
Gain on disposal of pharmacy components, no tax effect	—	—	—	214,574	—
Loss on disposal of Rx-Pro	—	(23,957)	(23,957)	—	—
Loss on disposal of Total Health Care	—	—	(25,554)	—	—
Gain on disposal of Total Pharmacy Supply	—	—	43,767	—	—

	—	(23,957)	(5,744)	214,574	—

Income (loss) from discontinued operations, net	$—	$(1,115,632)	$(764,904)	$(6,731,896)	$(284,760)

6.	BALANCE SHEET INFORMATION

Property and Equipment

Property and equipment consisted of the following:

	December 31,	June 30,
	2003	2003	2002
	(Unaudited)
Furniture, fixture and equipment	$907,952	$907,753	$1,217,722
Computer equipment	398,208	383,742	504,104
Leasehold improvements	792,614	792,615	802,850
Vehicles	108,895	161,473	195,706

	2,207,669	2,245,583	2,720,382
Less accumulated depreciation and amortization	(1,257,140)	(1,214,373)	(1,224,754)

	$950,529	$1,031,210	$1,495,628

The Company leased certain pharmacy and office equipment under capital lease agreements. Equipment under capital leases included in property and equipment at June 30, 2002 was approximately $246,700 and had accumulated amortization of approximately $23,400. Equipment under capital leases included in property and equipment at December 31, 2003 and June 30, 2003 were immaterial.

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

Accrued Liabilities

Accrued liabilities consisted of the following:

	December 31, 2003	June 30,
		2003	2002
	(Unaudited)
Payroll and employee benefits	$516,879	$603,283	$941,999
Insurance cost	—	119,892	141,724
Deferred income	63,300	126,600	253,400
Rental obligations	42,656	9,368	141,349
Sales and property taxes	27,264	66,192	49,683
Other	74,507	8,671	225,299

	$724,606	$934,006	$1,753,454

Liabilities Subject to Compromise

Liabilities subject to compromise consisted of the following:

	December 31, 2003	June 30, 2003

	(Unaudited)
Bank of Texas, N.A. credit facility	$5,735,183	$6,090,085
Trade payables to AmerisourceBergen	1,299,010	1,299,010
Trade and other miscellaneous claims	213,552	213,552

	$7,247,745	$7,602,647

7.	DEBT

Revolving line of credit and note payable consisted of the following:

June 30, 2002
Revolving line of credit payable to Bank of Texas, N.A. – interest payable monthly at prime plus 4% (9.75% at June 30, 2002); due September 30, 2002; collateralized by substantially all the assets of the Company. (See discussion below.)	$2,181,333
Acquisition note payable to Bank of Texas, N.A. – monthly principal payments of $69,154, plus interest at prime plus 4% (9.75% at June 30, 2002); due September 30, 2002; collateralized by substantially all the assets of the Company. (See discussion below.)	3,319,369

$5,500,702

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

Credit Facility

At June 30, 2002, the Company had a revolving line of credit and term note (“Credit Facility”) with the Bank of Texas, N.A. (the “Bank”). On July 10, 2002, the Company obtained a renewal and extension of the Credit Facility. The revised credit facility limited the Company to total borrowings of $5,778,831, incurred interest at the prime rate plus 7%, required monthly term note payments of $69,154 and was due September 30, 2002. The Credit Facility required the Company to maintain certain financial covenant ratios which the Company was not in compliance with at June 30, 2002. On August 31, 2002, the Company failed to make a scheduled principal and interest payment to the Bank, as required under the revised credit facility, and was placed in default under the loan agreement. In January 2003, the Bank agreed to modify the loan interest rate to prime plus 5% and, as authorized by the Bankruptcy Court, the Company began making monthly interest payments. In July 2003, as ordered by the Bankruptcy Court, the Company made a payment of approximately $317,000, applied to the loan principal, out of the proceeds received from the sale of Total Pharmacy Supply. As more fully discussed in Note 14, on March 24, 2004, the Company refinanced total borrowings and accrued interest outstanding under the Credit Facility through March 2007.

At December 31, 2003 and June 30, 2003, outstanding principal balances of $5,459,020 and $5,776,385, respectively; and unpaid accrued interest of $276,163 and $313,700, respectively have been classified as liabilities subject to compromise in the accompanying consolidated balance sheets.

Capital Lease Obligation

In January 2002, pharmacy equipment totaling approximately $294,000 was acquired under a capital lease agreement. In August 2002, the Company sold the equipment and the lease agreement was terminated.

8.	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The significant components of the Company’s deferred tax assets and liabilities were as follows:

	June 30,
	2003	2002
Deferred tax assets:
Allowance for doubtful accounts	$1,035,900	$1,214,800
Capitalized inventory costs	19,800	18,800
Accrued expenses, reserves and other	489,500	256,200
Deferred compensation	28,400	26,700
Net operating loss carryforwards	407,800	655,700

Total deferred tax assets	1,981,400	2,172,200

Deferred tax liabilities:
Property and equipment depreciation	(47,900)	(69,500)
Other	—	(14,400)

Total deferred tax liabilities	(47,900)	(83,900)

Net deferred tax asset	1,933,500	2,088,300
Valuation allowance	(1,933,500)	(2,088,300)

Net deferred taxes	$—	$—

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

The net change in the valuation allowance for deferred tax assets during the year ended June 30, 2003 and 2002 was $(154,800) and $2,088,300, respectively.

At June 30, 2003, the Company had available net operating loss (“NOLs”) carryforwards of approximately $1,200,000 which may be used to reduce future taxable income and begin to expire in fiscal year 2016 through 2023. NOLs related to businesses acquired are subject to certain annual limitations.

Income tax expense (benefit) related to continuing operations consisted of the following:

	Years Ended June 30,
	2003	2002	2001
Current tax (benefit) expense:
Federal	$—	$(400,400)	$358,219
State	—	—	121,450

Total current	—	(400,400)	479,669

Deferred tax (benefit) expense:
Federal		277,215	(271,480)
State	—	28,541	(29,566)

Total deferred	—	305,756	(301,046)

Income tax (benefit) expense	$—	$(94,644)	$178,623

The differences between income tax expense (benefit) at the federal statutory rate and the Company’s effective tax rate were as follows:

	Years Ended June 30,
	2003	2002	2001
Federal statutory rate	34%	34%	34%
State taxes	—%	—%	20%
Non-deductible goodwill amortization and impairment	12%	12%	15%
Net operating loss carryforwards	(46%)	(47)%	(25)%
Other	—%	—%	(9)%

Effective tax rate	—%	(1)%	35%

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

9.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company’s pharmacy and corporate office facilities and certain pharmacy equipment are leased under non-cancelable operating lease agreements. Certain leases contain renewal options and provide that the Company pay taxes, insurance, maintenance and other operating expenses. Total rent expense for operating leases was approximately $427,000, $494,000, $978,000, $987,000 and $725,000 for the six months ended December 31, 2003 and 2002 and the years ended June 30, 2003, 2002 and 2001, respectively.

Future minimum lease payments under non-cancelable operating leases are as follows:

Years ended June 30,
2004	$831,000
2005	841,000
2006	756,000
2007	493,000
2008	400,000
Thereafter	188,000

$3,509,000

Employment Agreements

The Company had encountered claims from former employees related to the termination of employment agreements during fiscal 2002. The Company had accrued an estimate of costs to defend and settle these claims as of June 30, 2002. The Company settled these claims during fiscal 2003.

Drug Enforcement Administration Investigation

The Company was subject to an investigation by the Drug Enforcement Agency (“DEA”) arising out of the diversion of medications from the Company’s Total Health Care pharmacy. Results of the DEA’s investigation alleged various violations of the Controlled Substance Act and proposed that the Company pay a fine of approximately $400,000. The Company had proposed to settle this matter by paying $10,000 to the DEA. As of June 30, 2002, the Company had accrued $100,000 in connection with the potential fine and legal costs associated with this matter. A meeting was scheduled with the DEA in October 2002 to attempt to settle this matter. In February 2003, Total Health Care Pharmacy filed for relief under Chapter 11 of the Bankruptcy Code. The bankruptcy case has been closed and no claim was filed by the DEA.

General

The Company is subject to claims and legal actions which may arise in the ordinary course of business. The Company is not aware of any matters that may have a material impact on its consolidated financial position or results of operations, other than those items described above.

10.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 250,000,000 shares of preferred stock, which may be issued in series with rights and preferences as designated by the Company’s board of directors.

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

Series A Preferred Stock

The Company has designated 5,000,000 shares of its preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into ten shares of the Company’s common stock. The Series A Preferred Stock does not carry a dividend, and includes a preference in the event of involuntary liquidation in the amount of $10 per share. During the year ended June 30, 2002, 411,083 shares of the Company’s Series A Preferred Stock were converted into 4,110,830 shares of common stock.

Stock Option Plan

As of June 30, 2003, the Company believes all outstanding stock options have no value and any disclosure of stock option activity would be misleading. Therefore, the following disclosures apply only to the years ended June 30, 2002 and 2001, which are prior to the Company filing for bankruptcy.

Effective September 19, 2000, the Company’s Board of Directors and the stockholders adopted the Company’s 2000 Stock Option Plan (the “2000 Plan”), whereby the Company may grant incentive or non-qualified stock options to purchase up to 8,659,465 shares of the Company’s common stock, with a maximum number of incentive options limited to 4,000,000 shares.

Under the 2000 Plan, incentive stock options may be granted to employees of the Company. Non-qualified stock options may be granted to employees, consultants or directors of the Company. Terms and conditions of the Company’s stock options, including exercise price and the period in which the options are exercisable, generally are at the discretion of the Board of Directors, except that all options are exercisable for a period of no more than ten years.

Options granted during fiscal year 2002 were issued with an exercise price equal to, or in excess of, the quoted market price of the Company’s common stock on the date of grant, most options vest over a four to five year period and expire, if unexercised, twelve months following the final vesting date. 1,200,000 options granted during fiscal year 2002 vested immediately. All options granted during fiscal year 2001 were issued with an exercise price of $0.75, most options vest over a three to four year period and expire, if unexercised, twelve months following the final vesting date. 195,000 options granted during fiscal year 2001 vested immediately.

A summary of the stock options transactions is as follows:

	Number of Options	Weighted Average Exercise Price
Balance, June 30, 2000	—	$—
Granted	5,836,832	$0.75
Exercised	—	$—
Canceled or expired	—	$—

Balance, June 30, 2001	5,836,832	$0.75
Granted	3,258,000	$0.46
Exercised	—	$—
Canceled or expired	(4,717,500)	$0.74

Balance, June 30, 2002	4,377,332	$0.54

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

The following table summarizes information about options outstanding as of June 30, 2002:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
Less than $0.75	2,568,000	3.9	$0.39	1,563,668	0.34
$0.75	1,809,332	3.1	$0.75	983,446	0.75

	4,377,332	3.5	$0.54	2,547,114	$0.50

The weighted average fair value at the date of grant of options granted under the Plan were as follows:

	Year Ended June 30,
	2002	2001
Options with exercise price less than market price	$—	$0.48

Options with exercise price equal to market price	$0.29	$0.39

Options with exercise price greater than market price	$0.08	$—

Stock-Based Compensation and Pro Forma Disclosures

The Company applies APB 25 and related interpretations in accounting for employee stock options, which requires compensation expense be recognized for grants of stock options when the quoted market price of the Company’s common stock on the grant dates exceeds an option’s exercise prices. The Company did not grant any stock options with an exercise price less than the quoted market price of the Company’s common stock on the grant date during fiscal year 2002. However, the Company granted stock options with an exercise price less than the quoted market price of the Company’s common stock on the grant date in prior years and continues to recognize the remaining compensation expense over the vesting period. In fiscal year 2001, the Company recorded deferred compensation of $126,000 related to the granting of stock options. Compensation expense of $30,000 and $27,000 was recorded during fiscal years 2002 and 2001, respectively, for such grants.

Under SFAS 123, employee stock options are valued at the date of grant using the Black-Scholes option pricing model, and are amortized to expense over the options’ vesting period. Had compensation expense been determined based on the fair value at the grant dates of these options pursuant to the employee compensation provisions of SFAS 123, the Company’s net income (loss) and income (loss) per share, on a pro forma basis, would have been as follows:

	Year Ended June 30,
	2002	2001
Net income (loss):
as reported	$(9,945,028)	$256,080

Pro forma	$(10,371,873)	$99,127

Net income (loss) per share:
as reported – basic and diluted	$(0.28)	$0.01

Pro forma – basic and diluted	$(0.29)	$—

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

The fair values of stock options granted during fiscal years 2002 and 2001 were estimated on the dates of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

	2001	2001
Volatility	118%	94%
Interest rate	2.25%	3.88%
Dividend yield	—%	—%
Expected life	2 years	2 years

11.	EARNINGS PER SHARE

The weighted average share computation includes common stock equivalents for the Company’s issued and outstanding Series A Preferred Stock. The weighted average share computation also includes the dilutive effect of employee stock options granted in connection with the 2000 Plan. Outstanding stock options as of December 31, 2003 and 2002 and as of June 30, 2003 and 2002 did not have a dilutive effect because the average market price of the Company’s common stock did not exceed the exercise prices of such stock options.

The following table sets forth the computation of basic and diluted earnings per share:

	Six Months Ended December 31,		Years Ended June 30,
	2003	2002	2003	2002	2001
	(Unaudited)	(Unaudited)
Numerator:
Income (loss) from continuing operations	$599,446	$(1,166,030)	$(967,154)	$(3,213,132)	$540,840

Loss from discontinued operations	$—	$(1,115,632)	$(764,904)	$(6,731,896)	$(284,760)

Net income (loss)	$599,446	$(2,281,662)	$(1,732,058)	$(9,945,028)	$256,080

Denominator:
Weighted average common shares:
Common shares outstanding	8,784,037	8,784,037	8,784,037	8,784,037	5,266,949
Common share equivalents of Series A Preferred Stock	27,251,393	27,251,393	27,251,393	27,251,393	30,245,810

Basic weighted average shares	36,035,430	36,035,430	36,035,430	36,035,430	35,512,759
Effect of dilutive securities:
Employee stock options	—	—	—	—	80,723

Diluted weighted average common shares	36,035,430	36,035,430	36,035,430	36,035,430	35,593,482

Income (loss) per share – basic and diluted:
Continuing operations	$0.02	$(0.03)	$(0.03)	$(0.09)	$0.01
Discontinued operations	$—	$(0.03)	$(0.02)	$(0.19)	$—

Net income (loss)	$0.02	$(0.06)	$(0.05)	$(0.28)	$0.01

12.	EMPLOYEE BENEFIT PLAN

The Company has a defined contribution retirement savings plan for the benefit of employees meeting certain eligibility requirements. Under the Plan, participating employees may contribute a portion of their

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

salary on a pre-tax basis. The Company previously matched 25% of every dollar contributed by employees, up to a maximum of 4% of the employee’s annual compensation. Matching contributions by the Company to the Plan were approximately $33,800 and $42,200 for the years ended June 30, 2002 and 2001, respectively. The Company suspended its matching contributions after June 30, 2002.

13.	BUSINESS SEGMENT INFORMATION

The Company’s business segments are comprised of retail pharmacy operations (“Pharmacy”) and infusion pharmacy products and services (“Infusion”).

Through its pharmacy operations, the Company offers prescription and over-the-counter medications, durable medical products and other general merchandise, primarily to communities in and around the cities of Dallas/Fort Worth and Houston, Texas. Through pharmacies located in Dallas, San Antonio, and Houston, Texas, the Company provides infusion medications, products and services to home healthcare and hospice patients.

The accompanying segment information does not include the operating results and assets of the Company’s former Online Services and Non-Drug segments. The Online Services segment had been comprised entirely of the operations of the Company’s Rx-Pro.com, Inc. subsidiary which was sold in September 2002. The Non-Drug segment had been comprised entirely of the operations of the Company’s Total Pharmacy Supply, Inc. subsidiary which was sold in April 2003.

Management evaluates the performance of its operating segments based on segment earnings, which is defined as income before income taxes, interest and financing expense, depreciation and amortization.

Summarized segment information is as follows:

	Six Months Ended December 31,				Years Ended June 30,
	2003		2002		2003		2002	2001
	(Unaudited)		(Unaudited)
Segment Revenues:
Pharmacy	$14,113,700		$14,485,200		$28,933,600		$31,166,000	$18,185,700
Infusion	6,398,000		4,984,000		10,434,600		12,620,200	11,820,300

Total segment revenues	$20,511,700		$19,469,200		$39,368,200		$43,786,200	$30,006,000

Segment Earnings (Loss):
Pharmacy	$782,800		$714,200		$885,300		$354,800	$1,207,900
Infusion	913,800	a	(325,100	)a	(360,900	)a	(503,300)	2,459,700

Total segment earnings (loss)	$1,696,600		$389,100		$524,400		$(148,500)	$3,667,600

Corporate expenses	(736,900)		(890,600)		(562,500)		(2,240,000)	(2,115,700)
Interest and financing expense, net	(265,000)		(566,600)		(734,000)		(568,000)	(559,000)
Depreciation and amortization	(95,300)		(97,900)		(195,000)		(351,300)	(273,400)

Income (loss) before income taxes	$599,400		$(1,166,000)		$(967,100)		$(3,307,800)	$719,500

Segment Depreciation and Amortization:
Pharmacy	$41,400		$46,100		$87,900		$215,900	$157,800
Infusion	32,900		29,200		61,600		96,400	94,800

Total segment depreciation and amortization	74,300		75,300		149,500		312,300	252,600

Corporate	21,000		22,600		45,500		39,000	20,800

Total depreciation and amortization	$95,300		$97,900		$195,000		$351,300	$273,400

a	Included in the loss of the Infusion segment for the six-month period ended December 31, 2002 and the year end June 30, 2003 is approximately $1,032,000 related to impairment of goodwill associated with the Company’s Park Infusion pharmacies.

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

	Six Months Ended December 31, 2003	Years Ended June 30,
		2003	2002
	(Unaudited)
Segment Assets
Pharmacy	$5,142,000	$5,179,600	$6,017,500
Infusion	3,643,000	3,746,500	3,700,700

Total segment assets	$8,785,000	$8,926,100	$9,718,200

Discontinued online services segment	$—	$—	$469,300
Discontinued non-drug segment	—	—	573,700
Corporate	765,800	931,200	863,000
Goodwill and other intangible assets, net	—	—	2,035,800

Total assets	$9,550,800	$9,857,300	$13,660,000

14.	SUBSEQUENT EVENTS

On March 24, 2004, the Bankruptcy Court confirmed the Company’s First Amended Joint Plan of Reorganization. In connection with the Bankruptcy Court’s confirmation on March, 24, 2004, through a newly formed, wholly-owned subsidiary, Dougherty’s Holdings, Inc. (“DHI”), substantially all of the Company’s assets (“Park Assets”) were acquired by Ascendant Solutions, Inc. (“Ascendant”) pursuant to a Joint Plan and Asset Purchase Agreement (the “Agreement”) entered into December 9, 2003 between the Company and DHI. The sold assets included all of the cash and certain other assets of the Company and all equity interests of its subsidiaries: (i) Dougherty’s Pharmacy, Inc. (ii) Park Operating GP, LLC, (iii) Park LP Holdings, Inc., (iv) Park-Medicine Man GP, LLC, (v) Park Infusion Services, L.P., and (vi) Park-Medicine Man, L.P.

Ascendant acquired the Park Assets by investing, through DHI, approximately $1,500,000 in cash and assumption by DHI of approximately $6,300,000 of the Company’s debt. In addition, and pursuant to the Agreement, approximately $1,350,000 (including $1,100,000 due AmerisourceBergen Drug Corporation described below) of acquired liabilities were paid at closing or through the period ended March 31, 2004.

In connection with the acquisition of the Park Assets, DHI entered into a new credit facility with the Bank of Texas, N.A. This new facility provides for three notes, totaling approximately $5,500,000. Each note bears interest at 6% and matures in March 2007. Although DHI has committed to efforts to refinance the new facility with an alternate lender, DHI is obligated to make monthly payments (consisting of both principal and interest payments, as applicable) to the Bank of Texas, N.A. of approximately $56,000. The new credit facility is secured by substantially all of the assets of DHI, including the stock of its operating subsidiaries.

In connection with the acquisition of the Park Assets, DHI entered into a three-year supply agreement with AmerisourceBergen Drug Corporation (“AmerisourceBergen”) pursuant to which DHI agreed to purchase prescription and over-the-counter pharmaceuticals from AmerisourceBergen through March 2007. This

PARK PHARMACY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(the six-month periods ended December 31, 2003 and 2002 are unaudited)

supply agreement also provided DHI with pricing and payment terms that are improved from those previously provided to the Company by AmerisourceBergen. In exchange for these improved terms, DHI has agreed to acquire 85% of its prescription pharmaceuticals and substantially all of its generic pharmaceutical products from AmerisourceBergen and agreed to minimum monthly purchases of $900,000. AmerisourceBergen was also a creditor of the Company and certain of its operating non-debtor subsidiaries. In connection with the Chapter 11 bankruptcy proceeding (see Note 1), AmerisourceBergen agreed to accept a cash payment of approximately $1,100,000 and a promissory note in the amount of approximately $750,000 payable by DHI as complete satisfaction of approximately $5,400,000 in past-due trade payables previously owing to AmerisourceBergen. The promissory note is payable in monthly installments of $6,329 (using a 15-year amortization schedule and 6% interest rate) with a final payment of $576,000 due in March 2009.